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                                                               EXHIBIT 99.(a)(5)

                           GEORGIA-PACIFIC CORPORATION

                 CHANGE OF ELECTION FORM FOR NON-U.S. EMPLOYEES

         THIS FORM MAY BE USED ONLY IF YOU WISH TO CHANGE YOUR PREVIOUSLY SUBMITTED ELECTION IN CONNECTION WITH THE OFFER TO EXCHANGE ELIGIBLE OPTIONS FOR SHARES OF RESTRICTED STOCK AND ELIGIBLE SARS FOR REPLACEMENT SARS OF GEORGIA-PACIFIC CORPORATION, DATED MAY 7, 2003.

         Please read this Change of Election Form carefully. If you choose to change or withdraw your previously submitted election to exchange your eligible options for a lesser number of shares of restricted stock and your eligible SARs for a lesser number of replacement SARs, upon the terms and subject to the conditions set forth in the Offer to Exchange of Georgia-Pacific Corporation, dated May 7, 2003 (the "Offer to Exchange"), we must RECEIVE this properly completed form by 11:59 p.m., Atlanta, Georgia Time, on June 4, 2003, or such later time and date to which we may have extended the offer (the "Expiration Date"). You should deliver your properly completed Change of Election Form to:

                          EQUISERVE TRUST COMPANY, N.A.
                                  P.O. Box 8957
                          Edison, New Jersey 08818-9297

IF YOU ARE A U.S. EMPLOYEE, YOU MAY NOT USE THIS FORM TO CHANGE A PREVIOUSLY SUBMITTED ELECTION. U.S. EMPLOYEES MUST USE THE INTERNET OR TELEPHONE TO CHANGE A PREVIOUSLY SUBMITTED ELECTION. PLEASE REFER TO SECTION 4 ("WITHDRAWAL RIGHTS") OF THE OFFER TO EXCHANGE FOR INSTRUCTIONS FOR CHANGING YOUR ELECTION.

                                  NEW ELECTION

CHECK ONE (AND ONLY ONE) BOX BELOW:

I ELECT ONE OF THE FOLLOWING CHOICES:

[ ]      A        Exchange (1) all of my eligible options for a lesser number of shares of restricted stock, and (2) all of my eligible SARs for a lesser number of replacement SARs, upon the terms and conditions set forth in the Offer to Exchange.

[ ]      B        Exchange none of my eligible options or eligible SARs.

Please print your name and Control Number as they appear on the Election Form you received:

OPTIONEE/GRANTEE NAME:
                      ----------------------------------------------------------
CONTROL NUMBER:
                      ----------------------------------------------------------

PLEASE MARK, SIGN, DATE AND RETURN THIS CHANGE OF ELECTION FORM PROMPTLY TO THE ADDRESS SET FORTH ABOVE. By delivering this properly completed Change of Election Form, the undersigned hereby accepts the terms and conditions of the Offer to Exchange. The undersigned acknowledges and agrees that the election set forth herein supersedes any previously submitted election by the undersigned. By delivering this Change of Election Form, the undersigned acknowledges that the undersigned has reviewed the representations and acknowledgments of the undersigned set forth on the Election Form under the heading "Representations and Acknowledgments of Employee," and hereby certifies to Georgia-Pacific Corporation that such representations and acknowledgments are true and correct with respect to the undersigned.

Signature                                             Date
         ------------------------------                   ----------------------

NOTE: PLEASE SIGN YOUR NAME AS IT APPEARS ON THE ELECTION FORM. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.